EXHIBIT 99.1

                                DURLAND & COMPANY
                            CERTIFIED PUBLIC ACCOUNTS
                           A PROFESSIONAL ASSOCIATION
                                326 PERUVIAN AVE.
                              PALM BEACH, FL 33480
                          (561) 822-9995 * FAX 822-9942



March 30, 2004



Elva International, Inc.
West Palm Beach, FL   33401



Gentlemen:


We are unable to complete the audit of the financial statements of Elva International, Inc. as of December 31, 2003 and for the year then ended in time for the Company's Form 10-KSB to be filed timely, due to unforeseen circumstances.


Sincerely,

/s/ Durland & Company, CPAs, P.A.
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Durland & Company, CPAs, P.A.